Exhibit 99.1

Mannatech Reaches Settlement with Texas Attorney General

Coppell, Texas, February 26, 2009 – Mannatech, Incorporated (NASDAQ - MTEX), a leading developer and provider of proprietary dietary supplements, weight management products and skin care solutions, today announced the company has reached a settlement with the Texas Attorney General’s office for a July 2007 civil complaint.

The Texas Attorney General filed a civil complaint in July 2007 related to regulatory compliance and sales practices that predominantly took place from 2002 to 2006. Under the proposed settlement, pending court approval, Mannatech will pay $6 million, of which $4 million is designated for restitution to consumers and $2 million is designated to cover fees and expenses of Texas regulators. The settlement does not include any fine or penalty.

“We appreciate the efforts of Texas Attorney General Greg Abbott and his staff as we worked to reach a settlement that will allow our business to move forward,” said Wayne Badovinus, president and CEO of Mannatech. “We have made significant changes to our business before and since the filing occurred and are pleased the Texas Attorney General reached a settlement that allows us to move forward as a stronger company, and also continue to offer opportunities to both our corporate staff and independent sales Associates during this down economy.”

During the past two years, Mannatech has made significant changes to its operating practices. The company has expanded its compliance department with the addition of seven full-time employees dedicated to investigating potential policy violations, and monitoring for non-compliant web sites. The company bans the sale, distribution or use of third-party materials or testimonials linking the benefits of glyconutrients with any disease, disease process or disease claims to its products. Violations of company policy result in disciplinary action, including termination. Additionally, Mannatech implemented a six-month, money-back guarantee on all products for any reason whatsoever. Under the settlement, Mannatech will make additional changes to its operating practices and compliance program and provide periodic reporting to the Texas Attorney General.

“This settlement, along with the company’s successful outcomes in the patent infringement, shareholder derivative and securities class-action lawsuits, shows we are ready to forge ahead to drive future growth and success,” said Keith Clark, senior vice president and global chief legal officer at Mannatech.

In tandem with the company’s settlement, the Texas Attorney General also reached a settlement with Sam Caster, who was named in the original complaint, which includes a fine of $1 million.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary dietary supplements, weight management products and skin care solutions sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, South Africa, and Singapore. For more information please visit www.mannatech.com or www.allaboutmannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell

Vice President

Finance & Administration

972-471-6512

ir@mannatech.com

www.mannatech.com

www.exploremannatech.com

www.allaboutmannatech.com